                                                                   EXHIBIT 10.37


                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT, made as of April 1, 1999, by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), and GERALD E. McGINNIS, of Export, PA ("Chairman").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company and Chairman entered into an Employment Agreement dated as of April 1, 1995 providing for the continued employment of Chairman as Chairman of the Board of Directors of the Company and the other matters therein set forth;

          WHEREAS, such Employment Agreement was amended on July 1, 1997 by Amendment No. 1, which amendment deleted the third sentence of Section 1.04; and

          WHEREAS, the Company and Chairman wish further to amend the Employment Agreement as hereinafter provided and to restate the same as so previously amended and as amended hereby (such restated Employment Agreement being hereinafter called the "Employment Agreement).

          NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Chairman, and Chairman hereby agrees to be employed by the Company, upon the following terms and conditions:

                                   ARTICLE I
                                  EMPLOYMENT
                                  ----------

          1.01.  Office.  Chairman is hereby employed as Chairman of the Board
                 ------
of Directors of the Company and in such other executive and managerial capacities as the Board of Directors of the Company may from time to time determine and in such capacity or capacities shall use his best energies or abilities in the performance of his duties hereunder and as prescribed in the By-Laws of the Company. Chairman shall not be required to devote more than approximately two-thirds of his working time to the performance of his duties hereunder.

          In addition to his duties of presiding at all meetings of shareholders and directors of the Company, Chairman shall: (a) take all steps which he feels are reasonably required in order to insure that the policies and directions of the Board are being carried out by the Company's management and to assist management in its efforts to do so, (b) together with the Company's President, fulfill the Company's civic and charitable responsibilities along lines from time to time approved by the Board, (c) serve as Chairman or Co-Chairman (if Co-Chairman with full administrative responsibilities) of the Company's Strategic Planning Committee and assist such Committee in developing and maintaining strategic plans for the Company's future, the development of its present and new products and strategies for continued operation and growth and (d) provide guidance and direction in new product development, as well as acquisition of new products and businesses manufacturing or distributing related or complimentary products. Chairman shall also perform such other duties and responsibilities as the Board of Directors may reasonably require. Chairman's duties as Chairman of the Board of Directors shall be subject only to the direction and control of the Board of Directors.

          1.02.  Term.  Subject to the terms and provisions of Article II
                 ----
hereof, the term (originally a three-year "evergreen" one) of the Employment Agreement shall expire on March 31, 2000. From and after April 1, 2000, the Employment Agreement shall continue until March 31, 2004 unless terminated by either party on not less than 12 months' notice given after April 1, 1999. As used herein "Term" shall mean the period ending March 31, 2000 or such later date as shall result from the operation of the preceding sentence.

          1.03.  Base Salary.  During the Term, compensation shall be paid to
                 -----------
Chairman by the Company at the rate of $190,000 per annum (the "Base Salary"), payable biweekly. The Base Salary to be paid to Chairman may be adjusted upward or downward (but not below the Base Salary) by the Board of Directors of the Company at any time (but not less frequently than annually) based upon Chairman's contribution to the success of the Company and on such other factors as the Board of Directors of the Company shall deem appropriate.

          1.04.  Chairman Benefits.  At all times during the Term, Chairman
                 -----------------
shall have the right to participate in and receive benefits under and in accordance with the then-current provisions of all incentive, profit sharing, retirement, life, health and accident insurance, hospitalization and other incentive and benefit plans or programs (except for any such plan in which Chairman may not participate pursuant to the terms of such plan) which the Company may at any time or from time to time have in effect for executive employees of the Company or its subsidiaries, Chairman's participation to be on a basis commensurate with other executive employees considering their respective responsibilities and compensation. Chairman shall also be entitled to be reimbursed for all reasonable expenses incurred by him in the performance of his duties hereunder. This Agreement shall have no affect upon the Agreement Regarding Supplemental Retirement Benefits between the Company and Chairman, dated September 1, 1992, which Agreement shall continue in full force and effect in accordance with the terms thereof. In determining the amounts set aside for Chairman under all retirement and other similar benefit plans in which Chairman has been participating, the contributions to be made by the Company thereto shall continue to be made on the basis that Chairman is working full-time for the Company at a salary equal to 150% of his then Base Salary.

          1.05.  Principal Place of Business.  The headquarters and principal
                 ---------------------------
place of business of the Company is located in Forest Hills, Pennsylvania. Chairman's principal place of business will be at his home in Export, PA or such other location within 25 miles of the Company's headquarters as Chairman may designate. During the winter, late fall and early spring Chairman also maintains an office at his home in Marco Island, Florida. The Company will not maintain an office for Chairman at its headquarters but will reimburse Chairman for all reasonable out-of-pocket expenses in maintaining his office at his homes or such other location as he may direct.

                                  ARTICLE II
                                  TERMINATION
                                  -----------

          2.01.  Illness, Incapacity.  If, during the Term of Chairman's
                 -------------------
employment hereunder, the Board of Directors of the Company shall determine that Chairman shall be prevented from effectively performing all his duties hereunder by reason of illness or disability and such failure so to perform shall have continued for a period of not less than three months, then the Company may, by written notice to Chairman, terminate Chairman's employment hereunder effective at any time after such three month period. Upon delivery to Chairman of such notice, together with payment of any salary accrued under Section 1.03 hereof, Chairman's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Chairman under Article IV hereof shall continue notwithstanding termination of Chairman's employment pursuant to this Section 2.01.

          2.02.  Death.  If Chairman dies during the Term of his employment
                 -----
hereunder, Chairman's employment hereunder shall terminate and all obligations of the Company hereunder, other than any obligations with respect to the payment of accrued and unpaid salary, shall terminate.

          2.03.  Company Termination.  (a)  For Cause.  In the event that, in
                 -------------------        ---------
the reasonable judgment of the Board of Directors of the Company, Chairman shall have (a) been guilty of any act of dishonesty material with respect to the Company, (b) been convicted of a crime involving moral turpitude or (c) intentionally disregarded the provisions of this Agreement or the express instructions of the Board of Directors of the Company with respect to matters of policy continuing (in the case of clause (c)) for a period of not less than thirty (30) days after notice of such disregard, the Company may terminate this Agreement effective at such date as it shall specify in a written notice to Chairman. Any such termination by the

Company shall be deemed to be termination "for cause". Upon delivery to Chairman of such notice of termination, together with payment of any salary accrued under
Section 1.03 hereof, Chairman's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Chairman under Article IV hereof shall continue notwithstanding termination of Chairman's employment pursuant to this Section 2.03(a).

          (b)  Without Cause.  Chairman's employment hereunder may be terminated
               -------------
at any time by the Company without cause if the Board of Directors of the Company, by resolution duly adopted by the Board, so determines. The obligations of Chairman under Article IV hereof shall continue notwithstanding termination of Chairman's employment pursuant to this Section 2.03(b).

          2.04.  Chairman Termination.  Chairman agrees to give the Company
                 --------------------
ninety (90) days prior written notice of the termination of his employment with the Company. Simultaneously with such notice, Chairman shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. In the event Chairman has terminated his employment with the Company because, in his reasonable judgment, there has been:
(a) a material downgrading in Chairman's duties, titles or responsibilities, (b) a change in the Company's principal office to a location not within 15 miles of its present location, (c) any significant and prolonged increase in the traveling requirements applicable to the discharge of Chairman's responsibilities or (d) any other significant material adverse change in working conditions, responsibilities or prestige, Chairman shall be entitled to the compensation provided for in Section 2.05 upon such termination. The obligations of Chairman under Article IV hereof shall continue notwithstanding termination of Chairman's employment pursuant to this Section 2.04.

          2.05.  Termination Payments - Discharge Without Cause.  If the Company
                 ----------------------------------------------
terminates Chairman's employment without cause pursuant to (S) 2.03(b), Chairman shall be paid for the balance of the Term the Base Salary then in effect, such payment to be made in a lump sum within sixty (60) days of termination.

          2.06.  Termination Payments - After Change of Control.  If Chairman or
                 ----------------------------------------------
the Company (except pursuant to Section 2.03(a) terminates this Agreement during the Term upon or after the occurrence of a Business Combination not approved by a majority of Disinterested Directors then in office, as those terms are defined in Article Ninth of the Company's Certificate of Incorporation, Chairman shall be paid an amount equal to three times the Base Salary then in effect, such payment to be made in a lump sum within sixty (60) days of termination.

                                  ARTICLE III
                          CHAIRMAN'S ACKNOWLEDGMENTS
                          --------------------------

          Chairman recognizes and acknowledges that: (a) in the course of Chairman's employment by the Company it will be necessary for Chairman to acquire information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's sources of supply, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Chairman not disclose the Confidential Information to others or use the Confidential Information to Chairman's own advantage or the advantage of others. For purposes of this Agreement, "Confidential Information" shall not include any information that is in the public domain, so long as such information is not in the public domain as a result of any action or inaction by Chairman which would constitute a violation of this Agreement or the Company's policies with respect to such information.

          Chairman further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Chairman be restrained, but only to the extent hereinafter provided (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from hiring or attempting to hire any employee of the Company, (c) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose, and (d) from competing against the Company for a reasonable period following the termination of Chairman's employment with the Company.

          Chairman further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC
(S) 1 et seq.  In the event of publication of such materials, Chairman
      -- ---
understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Chairman by-line credit on such materials as the Company may deem appropriate.

                                  ARTICLE IV
                      CHAIRMAN'S COVENANTS AND AGREEMENTS
                      -----------------------------------

          4.01.  Non-Disclosure of Confidential Information.  Chairman agrees to
                 ------------------------------------------
hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Chairman, except as required in the performance of Chairman's duties to the Company.

          4.02.  Disclosure of Works and Inventions/Assignment of Patents and
                 ------------------------------------------------------------
Other Rights.  (a) Chairman shall disclose promptly to the Company or its
------------
nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Chairman during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Chairman shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Chairman during the period of employment, and shall be binding upon Chairman's assigns, executors, administrators and other legal representatives.

          (b) Chairman agrees that in the event of publication by Chairman of written or graphic materials in the course of performing his duties under this Agreement, the Company will retain and own all rights in said materials, including right of copyright.

          4.03.  Duties.  Chairman agrees to be a loyal employee of the Company.
                 ------
Chairman agrees to devote his best efforts to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Chairman shall devote such of his working time as shall be necessary for the performance of his duties hereunder, but he shall not be required to devote more than two-thirds of his working time thereto.
Chairman further agrees that during the term of this Agreement, Chairman shall not, directly or indirectly, engage in any business which would detract from Chairman's ability to apply his best efforts to the performance of his duties hereunder. Chairman also agrees that he shall not usurp any corporate opportunities of the Company.

          4.04.  Return of Materials.  Upon the termination of Chairman's
                 -------------------
employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Chairman shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

          4.05.  Restrictions on Competition.  Chairman covenants and agrees
                 ---------------------------
that during the period of Chairman's employment hereunder plus a period of three years following the termination of Chairman's employment, including without limitation termination by the Company for cause or without cause, Chairman shall not, in the United States of America or in any other country of the world in which the Company has done business at any time during the last three years prior to termination of Chairman's employment with the Company, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean and include any person, corporation or other entity which develops, manufactures, sells or markets or attempts to develop, manufacture, sell or market any product or services which are the same as or similar to the products and services sold by the Company at any time and from time to time during the last three years prior to the termination of Chairman's employment hereunder; provided, however, that for
                                                --------  -------
purposes of determining what constitutes a Competing Business there shall not be included (x) any product or service of any entity which product or service Chairman determines is not material to the business or prospects of the Company and which product or service the Company's Board, having been requested to do so by Chairman, also so determines; or (y) any product or service of any entity so long as the Chairman and such entity can demonstrate to the reasonable satisfaction of the Company that Chairman is and will continue to be effectively isolate from and not participate in the development, manufacture, sale or marketing of such product or service, but only so long as Chairman is effectively so isolated and does not so participate. In the event the employment of Chairman terminates at the conclusion of the Term before

Chairman obtains the age of 65 and because the Company has elected not to further extend the Term pursuant to (S) 1.02, then the provisions of this (S)
4.05 and (S)'s 4.06 and 4.07 shall not be applicable after the conclusion of the Term unless the Company advises Chairman at least six months prior to conclusion of the Term that it will continue to pay the Base Salary in effect at conclusion of the Term for such two-year period or such shorter portion thereof as the Company may specify (which specification shall foreshorten such two-year period accordingly) and the Company pays such amounts during such two-year or shorter period.

          4.06.  Non-Solicitation of Customers and Suppliers. Chairman agrees
                 -------------------------------------------
that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Chairman further agrees that for three years following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, Chairman shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company.

          4.07.  Non-Solicitation of Employees.  Chairman agrees that, during
                 -----------------------------
his employment with the Company and for three years following termination of Chairman's employment with the Company, including without limitation termination by the Company for cause or without cause, Chairman shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

                                   ARTICLE V
                   CHAIRMAN'S REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

          5.01.  No Prior Agreements.  Chairman represents and warrants that he
                 -------------------
is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Chairman further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

          5.02.  Chairman's Abilities.  Chairman represents that his experience
                 --------------------
and capabilities are such that the provisions of Article IV will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Chairman were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.

          5.03.  Remedies.  In the event of a breach by Chairman of the terms of
                 --------
this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Chairman and to enjoin Chairman from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Chairman acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

          6.01.  Authorization to Modify Restrictions.  It is the intention of
                 ------------------------------------
the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

          6.02.  Tolling Period.  The non-competition, non-disclosure and non-
                 --------------
solicitation obligations contained in Article IV hereof shall be extended by the length of time during which Chairman shall have been in breach of any of the provisions of such Article IV.

          6.03.  Entire Agreement.  This Agreement represents the entire
                 ----------------
agreement of the parties with respect to the employment of Chairman by the Company and may be amended only by a writing signed by each of them.

          6.04.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania.

          6.05.  Consent to Jurisdiction; Venue.  Chairman hereby irrevocably
                 ------------------------------
submits to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania in any action or proceeding arising out of or relating to this Agreement, and Chairman hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Chairman hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum. Nothing in this Section 6.05 shall affect the right of the Company to bring any action or proceeding against Chairman or his property in the courts of other jurisdictions where Chairman resides or has his principal place of business or where such property is located.

          6.06.  Service of Process.  Chairman hereby irrevocably consents to
                 ------------------
the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County by the mailing by certified or registered mail of copies of such process to Chairman at his address as set forth on the signature page hereof.

          6.07.  Remedies.  If the Company finally prevails in a proceeding for
                 --------
damages or injunctive relief, the Company, in addition to other relief, shall be entitled to reasonable attorneys' fees, costs and the expenses of litigation incurred by the Company in securing the relief granted by the Court.

          6.08.  Agreement Binding.  The obligations of Chairman under this
                 -----------------
Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns. This Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company.

          6.09.  Counterparts, Section Headings.  This Agreement may be executed
                 ------------------------------
in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

          6.10.  Notices.  All notices, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be deemed to have been duly given if (a) hand delivered or (b) mailed, registered mail, first class postage paid, return receipt requested, or (c) sent via overnight delivery service or courier, delivery acknowledgment requested, or (d) via any other delivery service with proof of delivery:

          if to the Company:

          Respironics, Inc.
          1001 Murry Ridge Drive
          Murrysville, PA  15668-8550

          if to Chairman, at the address set forth below

or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

          Chairman acknowledges that he has read and understands the foregoing provisions and that such provisions are reasonable and enforceable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.


Witness:


____________________________        _____________________________________
                                           Gerald E. McGinnis

                                    Address:  3585 Hills Church Road
                                              Export, PA  15632


Attest                              RESPIRONICS, INC.


____________________________        By:__________________________________
         Secretary
                                    Title:_______________________________


[Corporate Seal]